Exhibit 10.3

AMENDMENT NO. 2 TO EMPLOYMENT SERVICES AGREEMENT

This Amendment No. 2 to the Employment Services Agreement (this “Amendment”), is entered into as of March 4, 2016, by and between Li3 Energy, Inc., a Nevada corporation (the “Company”), and Luis Saenz (the “Executive” and, together with the Company, “the Parties”).

WITNESSETH:

WHEREAS, the Company and Executive entered into an Employment Services Agreement dated as of August 24, 2011, as amended on April 8, 2015, by that certain Amendment No. 1 to the Employment Services Agreement (hereinafter the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement.

NOW, THEREFORE, the Parties hereto agree to amend the Employment Agreement as follows, effective as of the date hereof:

1. Section 1 shall be deleted in its entirety and replaced with the following:

“Employment Period. The term of the Executive’s employment by the Company pursuant to this Agreement (the “Employment Period”) shall continue until March 31, 2016 (the “Termination Date”). At the end of the Employment Period, this Agreement shall terminate unless renewed at the sole discretion of the Chairman of the Board for an additional three month period.”

2. Section 3 shall be deleted in its entirety and replaced with the following:

“From January 1, 2016, until March 31, 2016, Executive shall be paid a Base Salary equal to $5,208.33 per month, payable to Executive in shares of Common Stock of the Company. The number of shares payable to Executive shall be calculated based on the average closing price of the Common Stock for the thirty days prior to, and including the Termination Date.”

3. Section 6(a) shall be amended by deleting “other than with respect to any such voluntary termination pursuant to Section 6(e) hereof” from the second sentence of the section.

4. Section 6(e) shall be deleted in its entirety.

5. The Parties hereby agree that, except as specifically provided in and modified by this Amendment, the Employment Agreement is in all other respects hereby ratified and confirmed and references to the Employment Agreement shall be deemed to refer to the Employment Agreement as modified by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

LI3 ENERGY, INC.

By:	/s/ Patrick Cussen
Name: Patrick Cussen
Title: Chairman of the Board

EXECUTIVE

/s/ Luis F. Saenz
Luis F. Saenz